Exhibit 10.1

DATE: THE 17TH DAY OF SEPTEMBER 2018

Cosmos Group Holdings Inc.
(as the Vendor)

and

GUAN, LILUN

(as the Purchaser)

______________________________

AGREEMENT FOR SALE AND PURCHASE

OF SHARES IN

COSG INTERNATIONAL HOLDINGS LIMITED

______________________________

1

THIS AGREEMENT is made on the 17th day of September 2018

BETWEEN:

(1)	Cosmos Group Holdings Inc., business identification no. NV19871030667, a company incorporated under the laws of United States who 20W. Park Ave., Suite 207, Long Beach, NY 11561, United States (the "Vendor"); and

(2)	GUAN, LILUN, holder of P.R.C. Identity Card No. xxxxxxxxx, of Room 304, Block 12, Aimin New Village, Aimin District, Changsha District, Kaiping City, Guangdong Province, China (the "Purchaser").

WHEREAS:

(A)	COSG INTERNATIONAL HOLDINGS LIMITED,(BVI Company No.1969031) (the "Company") is a company incorporated in British Virgin Islands with limited liability and as at the date hereof, has an authorised capital of US$50,000.00 divided into 50,000.00 ordinary shares of US$1.00 each (each a "Share"), of which 10,000 Shares has been issued and is fully paid up or credited as fully paid and 10,000 Shares are beneficially owned by the Vendor. The particulars of the Company are set out in Schedule 1.

(B)	The Vendor has agreed to sell and the Purchaser has agreed to purchase 10,000 Shares (the "Sale Shares") beneficially owned by the Vendor subject to and upon the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement (including the Recitals and Schedule), unless the context requires otherwise, the following words and expressions shall have the meanings ascribed to each of them respectively below:

“Business Day”	a day (other than a Saturday) on which licensed banks are generally open for business in Hong Kong throughout their normal business hours

“Completion”	completion of the sale and purchase of the Sale Shares in accordance with the terms and conditions of this Agreement

“Completion Date”	the date of Completion

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC

“Purchaser Warranties”	the representations and warranties given by the Purchaser as set out in Schedule 3

“PRC”	the People's Republic of China

“this Agreement”	this agreement for the sale and purchase of the Sale Shares, as amended from time to time

“Vendor Warranties”	the representations and warranties given by the Vendor set out in Schedule 2

“HK$”	Hong Kong dollars

“US$”	United States of America dollars

2

1.2	References herein to Clauses and the Schedule are to clauses in and the schedule to, this Agreement unless the context requires otherwise and the Schedule to this Agreement shall be deemed to form part of this Agreement.

1.3	The expressions the "Vendor" and the "Purchaser" shall, where the context permits, include their respective successors and personal representatives.

1.4	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.5	Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.	SALE AND PURCHASE OF THE SALE SHARES

Subject to and upon the terms and conditions of this Agreement, the Vendor shall as beneficial owner sell and the Purchaser shall purchase the Sale Shares with effect from Completion.

3.	CONSIDERATION

The consideration for the sale and purchase of the Sale Shares shall be the amount of US$10,000.00, which shall be payable by the Purchaser to the Vendor through bank remittance or by way of cashier order isssued by a licenced bank in Hong Kong upon Completion

4.	COMPLETION

4.1	Completion shall take place upon the signing of this Agreement at the office of the Company in Hong Kong (or such other date and/or place as the parties hereto may mutually agree).

4.2	At Completion, the Vendor shall deliver or cause to be delivered to the Purchaser:

(a)	instrument of transfer in respect of the transfer of the Sale Shares duly executed by the Vendor in favour of the Purchaser and/or its nominee(s);

(b)	original share certificate in respect of the Sale Shares; and

(c)	a copy, certified as true and complete by a director of the Vendor, of resolutions of the board of directors of the Vendor approving this Agreement and all documents required to be signed or delivered on Completion and authorising the execution of the same;

4.3	The Vendor shall procure a meeting of the board of directors of the Company to be held at which resolutions shall be passed for the approval for the transfer of the Sale Shares to the Purchaser and/or its nominee(s) and the registration of such transfer, subject to the relevant instrument(s) of transfer being produced for registration.

4.4	At Completion, the Purchaser shall:

(a)	produce instrument(s) of transfer in respect of the Sale Shares duly executed by the Purchaser;

(b)	deliver to the Vendor a copy, certified as true and complete by a director of the Purchaser, of resolutions of the board of directors of the Purchaser approving this Agreement and all documents required to be signed or delivered on Completion and authorising the execution of the same; and

(c)	deliver a remittance advice evidencing the transfer of the consideration or a cashier order in favour of the Vendor referred to in Clause 3 herein.

3

5.	RESTRICTION ON ANNOUNCEMENTS

5.1	Each of the parties undertakes to the others that it will not, at any time after the date of this Agreement, divulge or communicate to any person other than to its professional advisers, or when required by law or any rule of any relevant stock exchange body, or to its respective officers or employees whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of any of the others which may be within or may come to its knowledge and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters.

5.2	No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or unless an announcement is required pursuant to the applicable law and the regulations or the requirements of relevant regulatory body or authority. Any announcement by any party required to be made pursuant to any relevant law or any regulations or requirements of any relevant regulatory body or authority shall be issued only after such prior consultation with the other party as is reasonably practicable in the circumstances.

6.	WARRANTIES

6.1	The Vendor hereby represents and warrants to the Purchaser that the Vendor Warranties are true and accurate in all material respects as at the date of this Agreement and will continue to be so up to and including the time of Completion.

6.2	The liability of the Vendor in respect of any breach of any Vendor Warranties shall be limited as provided in Clauses 6.3 to 6.7.

6.3	The Vendor shall not be liable for any claim in respect of the Vendor Warranties and/or under this Agreement unless:

(1)	the Vendor shall have received from the Purchaser a written notice of such claim specifying in reasonable details the event or default to which the claim relates and the nature of the breach and (if capable of being quantified at that time) the amount claimed, not later than the expiry of a period of three months after the Completion Date; and

(2)	the aggregate amount of liability of the Vendor for all claims made in connection with the Vendor Warranties and/or this Agreement shall not exceed the amount of consideration actually received by the Vendor.

6.4	Notwithstanding any provision herein, the liability of the Vendor in connection with the Vendor Warranties and this Agreement shall cease on the expiration of three months after the Completion Date.

6.5	The Purchaser shall repay to the Vendor an amount equal to any sum paid by the Vendor to satisfy any claim under the Vendor Warranties and/or this Agreement which is subsequently recovered by or paid to the Purchaser or the Company by any third party after deducting all reasonable costs and expenses incurred by the Purchaser and/or the Company arising from or incidental to the recovery of such amount from the third party.

6.6	The Vendor Warranties shall be actionable only by the Purchaser (or its permitted assignees or successors hereunder) and no other persons shall be entitled to make any claim or take any action whatsoever against the Vendor under, arising out of, or in connection with any of the Vendor Warranties and/or this Agreement.

6.7	The Purchaser shall immediately inform the Vendor in writing of any fact, matter, event or circumstance which comes to its notice whereby it has ascertained that the Vendor is or may become liable to make any payment under the Vendor Warranties and shall not settle or compromise such claim without the prior written consent of the Vendor. At the request in writing by the Vendor, the Purchaser shall take such action as the Vendor may reasonably request to avoid, dispute, resist, compromise or defend the claim or liability for which the Vendor may be or become directly or indirectly liable or responsible and the Purchaser shall further render or cause to be rendered to the Vendor all such assistance as the Vendor may reasonably require in connection with the foregoing.

4

6.8	The Purchaser hereby represents the Vendor that the Purchaser Warranties are true and correct in all material respects at the date of this Agreement and that the Purchaser Warranties shall survive Completion.

6.9	The Purchaser hereby agrees that each of the Purchaser Warranties shall be construed as a separate and independent representation and warranty and, except where expressly otherwise stated, no provision in any Purchaser Warranties shall govern or limit the extent of application of any other provision in any Purchaser Warranties.

7.	FURTHER ASSURANCE

The Vendor shall, at the cost of the Purchasers, execute, do and perform or procure to be executed, done and performed by other necessary parties all such further acts, agreements, assignments, assurances, deeds and documents as the Purchaser may reasonably require to vest effectively the legal and beneficial ownership of the Sale Shares in the Purchaser.

8.	NOTICES

8.1	Each notice, demand or other communication given, made or serve under this Agreement shall be in writing and delivered or sent to the relevant party by prepaid postage (by airmail if to another country), facsimile transmission or personal delivery to its address or fax number as set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):

To the Vendor:	Cosmos Group Holdings Inc.

	Address:	:	Rooms 1705-6, 17th Floor, Tai Yau Building, No. 181 Johnston Road, Wan Chai, Hong Kong

	Fax Number	:	N/A

	Attention	:	Ms. WAN Yuk Chee

To the Purchaser:

Address:

	Fax number	:	N/A

	Attention	:

8.2	Each notice, demand or other communication given, made or serve under this Agreement shall be deemed to have been given and received by the relevant parties (i) within two (2) days after the date of posting, if sent by local mail; four (4) days after the date of posting, if sent by airmail; (ii) when delivered, if delivered by hand; and (iii) on despatch, if sent by facsimile transmission.

9.	TIME AND NO WAIVER

Time shall in every respect be of the essence of this Agreement but no failure on the part of any party hereto to exercise, and no delay on its part in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any other right(s) or prejudice or affect any right(s) against any other parties hereto under the same liability, whether joint, several or otherwise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

5

10.	INVALIDITY

If at any time any one or more of the provisions of this Agreement is/are or become(s) illegal, invalid or unenforceable in any respect under laws of any jurisdiction, the legality, validity or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

11.	AMENDMENTS

This Agreement shall not be amended, supplemented or modified except by instruments in writing signed by each of the parties hereto.

12.	ASSIGNMENT

This Agreement shall be binding on and enure to the benefit of each party hereto and its respective successors and permitted assigns provided that none of the parties hereto shall assign or transfer or purport to assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties.

13.	ENTIRE AGREEMENT

This Agreement constitutes an entire agreement between the parties hereto with respect to the matters dealt with herein and supersedes any previous agreements, arrangements, statements or transactions between the parties hereto in relation to the subject matters hereof

14.	COSTS AND STAMP DUTY

14.1	Each party shall bear its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and all documents incidental or relating to Completion.

14.2	All stamp duty (if any) payable in respect of the sale and purchase of the Sale Shares shall be borne by the Vendor and the Purchaser in equal shares.

15.	COUNTERPARTS

This Agreement may be executed in any number of counterparts by different parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all of which shall together constitute one and the same instrument.

16.	GOVERNING LAW AND JURISDICTION

16.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

16.2	The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

6

SCHEDULE 1

Details of the Company

Company name:	COSG International Holdings Limited

Place of incorporation:	British Virgin Islands

Company no.:	1969031

Date of incorporation:	30th January 2018

Registered office:	Corporate Registrations Limited, Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

Authorised capital:	US$50,000.00 consisting of 50,000.00 Shares of US$1.00 each

Issued capital:	US$10,000.00 consisting of 10,000.00 Shares of US$1.00 each

Shareholders:	Cosmos Group Holdings Inc.

Director:	WAN Yuk Chee

Nature of business:	Holding Company

7

SCHEDULE 2

Vendor Warranties

1	The Vendor is the beneficial owner of the Sale Shares.

2.	The Sale Shares are free from and clear of any mortgage, charge, pledge or lien and the same are freely transferable by the Vendor without the consent, approval, permission, licence or concurrence of any third party.

3	The Vendor has full power and authority to enter into and perform this Agreement and the provisions of this Agreement, when executed, will constitute valid and binding obligations on the Vendor in accordance with their respective terms.

4.	The execution and delivery of, and the performance by the Vendor of its obligations under, this Agreement will not result in a breach of any order, judgment or decree of any court or governmental agency to which the Vendor is a party or by which it is bound.

8

SCHEDULE 3

The Purchaser Warranties

1	The Purchaser is duly incorporated and validly existing under the laws of its place of incorporation.

2	The Purchaser has full power and authority to enter into and perform this Agreement and the provisions of this Agreement, when executed, will constitute valid and binding obligations on the Purchaser in accordance with their respective terms.

3.	The execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement will not result in a breach of any order, judgment or decree of any court or governmental agency to which the Purchaser is a party or by which it is bound.

9

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

THE VENDOR

SIGNED by WAN Yuk Chee	)	/s/ Wan Yuk Chee
for and on behalf of	)
Cosmos Group Holdings Inc.	)
in the presence of:	)

THE PURCHASER

SIGNED and DELIVERED	)
by Guan, Lilun	)	/s/ Lilun Guan
Holder of P.R.C. Identity Card	)
No. xxxxxxxxxxxxxxxxxx	)
in the presence of:	)

10